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                                                                    EXHIBIT 3(i)




                                STATE OF FLORIDA

                 DEPARTMENT OF STATE - DIVISION OF CORPORATIONS






I certify that the following is a true and correct copy of the Articles of Incorporation of KNOX NURSERY, INC., filed on October 11, 1977.


The Charter Number for this corporation is 548960.






                                             GIVEN under my hand and the Great

                                             Seal of the State of Florida, at

                                             Tallahassee, the Capital, this the

                                             13th day of October, 1977.

                                             /s/ Bruce A. Smathers
                                             ----------------------------------
[SEAL]                                       SECRETARY OF STATE


CER INI 8-15-77                                                         KN596264

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                           ARTICLES OF INCORPORATION

                                       OF

                               KNOX NURSERY, INC.

     The undersigned, acting as subscribers of a corporation under the Florida Corporation Law, adopt the following Articles of Incorporation for such corporation:

     FIRST: The name of the corporation is KNOX NURSERY, INC.

     SECOND: The general nature of the business or businesses to be carried on or conducted by the said corporation and the purposes for which the corporation is organized and the general and special powers granted and reserved unto the corporation shall be as follows:

          A. To grow, cultivate, buy, sell, market, and deliver house plants and outside plants, foliage and ferns and to act as a broker for the same and to engage in the business of clearing and developing land, earth moving, filling, grading, and to operate drag lines, cranes, and all other equipment in connection therewith; and to engage generally in the business of landscape architects; to develop, improve and beautify land by means of shrubbery, flowers, plants, trees, vines, and otherwise to beautify and improve the same; to engage generally in the business of sprigging, and planting of grasses of every nature and kind and to engage in the business of a grass sprigging and planting contractor, and to do any of the things herein mentioned for itself or for others.

          B. To engage generally in the business of builders or real estate developers, or both, and to do any and all things necessary or convenient in connection therewith or in connection with any other business or activity of the corporation; and to engage in any business or other activity which from time to time may appear desirable.
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          C.  To mine and take from pits, sand, gravel and stone or other building or paving materials, to wash and screen sand and gravel and to crush stone by means of machinery or otherwise, to sell and otherwise deal in sand, gravel and crushed stone and any and every type or kind of building or other material and to mine, quarry, grind, prepare, buy and sell mineral substances and materials of every kind; to buy, sell, import, export, exchange, manufacture, warehouse and deal in all materials, machinery, and equipment necessary, convenient, or incidental to a general contracting or a general paving and road construction business and a general building or contracting business.

          D. To build, construct, equip, operate and maintain testing equipment and laboratories, and to engage in research of every nature and kind.

          E. To own, maintain, use and operate, trucks, automobiles and other vehicles, for itself or for hire, and, in connection therewith, to transport from point to point freight or any articles whatsoever in consideration of the charges to be made therefor, or for itself.

          F. To own, lease, sell, exchange, mortgage, buy, transfer, hold, work, develop, improve, divide, subdivide, dedicate, pledge, or acquire in any manner whatsoever and dispose of, for itself or for others, on its own accounts or on commission, property of all kinds, real, personal, and mixed, and including rights, easements, and incorporeal hereditaments appurtenant thereto, and including patents, and patent rights and processes, permits, privileges, franchises, licenses, plants for the generation, distribution and supply of electricity, gas, steam, and other agencies for light and heat and other purposes to which the same may be adopted; and to build, construct, manufacture, maintain and operate any of the properties above-mentioned and supply conveniences therefrom; to own, lease, or otherwise acquire and dispose of buildings or other structures or improvements whatsoever


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for the purposes of the corporation; and while the owner of any property to exercise all the rights, powers and privileges of ownership to the same extent as a natural person might do, including the right to vote the stock of other corporations owned by it, with power to designate some person or persons for that purpose from time to time to the same extent as natural persons might or could do.

     G. To maintain and keep storage warehouses for the storage and deposit of goods and merchandise of all kinds and descriptions, and conduct all business appertaining thereto, including the making of advances on goods stored and deposited with it, and to have and receive all the rights and emoluments thereto belonging.

     H. To own, lease, or supervise for hire, citrus groves, farms, gardens, nurseries, hothouses, greenhouses, and agricultural and horticultural lands of all kind and character, and to conduct a general caretaking business for the maintenance and care of the same.

     I. To do a general chemical research business; and to engage in the exterminating business and kindred lines.

     J. To purchase or otherwise acquire letters patent, concessions, licenses, inventions, rights and privileges, subject to royalty or otherwise, and whether exclusive, nonexclusive, or limited, or any part interest in such letters patent, concessions, licenses, inventions, rights and privileges, whether in the United States or in any other part of the world; to sell, let or grant any patent rights, concessions, licenses, inventions, rights or privileges belonging to the company, or which it may acquire, or any interest in the same; to register any patent or patents for any invention or inventions, or obtain exclusive or other privileges in respect of the same, in any part of the world, and to apply for, exercise, use or otherwise deal with or turn rights or privileges either in the United States or in any other part of the world; to


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manufacture and produce, and trade and deal in all machinery, plant, articles, appliances, and things capable of being manufactured, produced or traded in by virtue of or in connection with any such letters patent, concessions, licenses, inventions, rights or privileges as aforesaid.

     K. To use and apply its surplus earnings or accumulated profits authorized by law to be reserved, to the purchase or acquisition of property, and to purchase or gain acquisition of its own capital stock form time to time, and to such extent and in such manner, and upon such terms as its Board of Directors shall determine, and to hold the same in its treasury to be thereafter sold, issued or disposed of when and in such manner as the Board of Directors may deem expedient; and neither such property nor the capital stock so purchased and acquired, nor any of its capital stock taken in payment of satisfaction of any debt due the corporation shall be regarded as profits for the purpose of declaration of payment of dividends unless otherwise determined by a majority of the Board of Directors, or by a majority of the stockholders.

     L. To acquire by purchase, subscription, or otherwise and to hold or dispose of stocks, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, notes and other evidences of indebtedness of any corporation, stock company, or association, now or hereafter existing, and whether created by or under the laws of the State of Florida, or otherwise; and to pay for any of the same in cash, in property of any kind, in services, in stock of this corporation, in bonds, in notes, or otherwise, or by undertaking the whole or any part of the liabilities of the transferor; and to acquire and hold the same for investment, or otherwise to acquire and use, and to sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the same; and to aid in any manner any corporation, stock company, or association whose stock, bonds or other obligations are held or are in any manner guaranteed


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by the company, and to do any other acts or things for the preservation, protection, or improvement or enhancement of the value of any such stock, bonds, or other obligations, or to do any acts or things designed for any such purpose; and while owner of any such stock, bonds, or other obligations, to exercise all the rights, powers and privileges of ownership thereof, and to exercise all voting power thereon, with power to designate some person for that purpose from time to time to the same extent as natural persons might or could do.

     M. To do all other things incidental to the foregoing powers or connected with the foregoing powers that are not forbidden by the Florida Corporation Laws or by any other law, or by these Articles of Incorporation, and to carry out the said purposes in any state, territory, district, or possession of the United States, or in any foreign country, to the extent that these purposes are not forbidden by the law of the state, territory, district, or possession of the United States, or by the foreign country.

     N. None of the objects and powers hereinabove specified and clauses and paragraphs contained in this article shall in anywise be limited or restricted by reference to or inference from the terms of any other objects, powers, clauses, or paragraphs of this subdivision of any other paragraph in this certificate, but the objects and powers specified in each of the paragraphs and clauses of this article shall be regarded as independent objects and powers, and the corporation shall be authorized to engage in all or any of the activities authorized in any and all of the paragraphs and clauses in this article set forth and referred to it. The foregoing clauses and paragraphs shall be construed both as objects and powers, and it is expressly provided that the foregoing enumeration of specific powers shall not be held to restrict or limit in any manner the powers of this corporation as may be provided


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or authorized or permitted by law or otherwise, it being the intention that this corporation shall have the right to engage in any business or activity not expressly prohibited by applicable law.

     THIRD: AUTHORIZED SHARES

          A. Number - The aggregate number of shares that the corporation shall have the authority to issue is 7,500 shares of Capital Stock with par value of $1.00 per share.

          B. Initial Issue - Five Hundred (500) shares of Capital Stock of the corporation shall be issued for cash at a par value of $1.00 per share.

          C. Stated Capital - The sum of par value of all shares of Capital Stock of the corporation that have been issued shall be the stated capital of the corporation at any particular time.

          D. Dividends - The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash, in property, or in shares of the capital stock of the corporation.

          E. No Classes of Stock - The shares of the corporation are not to be divided into classes.

          F. No Share in Series - The corporation is not authorized to issue shares in series.

     FOURTH: The amount of capital with which this corporation shall begin business is not less than $500.

     FIFTH: The shareholders of record shall have preemptive rights in all issues of stock.

     SIXTH: The period of duration of the corporation is perpetual.

     SEVENTH: The initial street address in Florida of the initial registered office of the corporation is 4349 NORTH HIAWASSEE ROAD, ORLANDO, FLORIDA 32808, and the name of the initial registered agent at such address is JAMES N. KNOX, JR.


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     EIGHTH:   The initial Board of Directors shall consist of two (2) members, who need not be a resident of the State of Florida or shareholders of the corporation.

     NINTH:    The name and address of the persons who shall serve as Directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified, is as follows:

NAME                     ADDRESS AND STREET       CITY        STATE   ZIP CODE
----                     ------------------       ----        -----   --------
JAMES M. KNOX, JR.       4349 N. HIAWASSEE RD.    ORLANDO     FL      32808

M. NADINE KNOX           4349 N. HIAWASSEE RD.    ORLANDO     FL      32808

     TENTH:   The name and address of the initial subscribers are as follows:

NAME                     ADDRESS AND STREET       CITY        STATE   ZIP CODE
----                     ------------------       ----        -----   --------
JAMES M. KNOX, JR.       4349 N. HIAWASSEE RD.    ORLANDO     FL      32808

M. NADINE, KNOX          4349 N. HIAWASSEE RD.    ORLANDO     FL      32808

     ELEVENTH: Majority consent of the Shareholders of the corporation shall be required for any Shareholder action.

     TWELFTH: The Shareholders shall have the power to adopt, amend, alter, change or repeal the certificate of incorporation when proposed and approved at a Shareholders' meeting, with not less than a majority vote of the common stock.

     THIRTEENTH:    Meetings of the directors and of the Shareholders may be
held upon notice thereof as may be set forth in the bylaws of the corporation in the manner provided for or permitted by the Statutes of Florida and any meeting shall be deemed to be a meeting with Shareholders or Directors present if a conference telephone or similar communications equipment is used by means of which persons participating in the meeting can hear each other.

     FOURTEENTH:    The Board of Directors or the Shareholders of the
corporation may provide for create and participate in any pension or profit-sharing plan determined to be appropriate and nothing herein contained shall prevent the participation in such plan of any Directors or Officers of the corporation.

     FIFTEENTH: This corporation shall have first lien on all of the common capital stock outstanding holding such


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stock; provided, however, that the said corporation's right to such a lien shall be noted on each certificate of stock issued.

     SIXTEENTH:     Each Director and Officer, in consideration of his
services, shall be indemnified, whether then in office or not for the reasonable costs and expenses incurred by him in connection with the defense of, or for the advice concerning, any claim asserted or proceeding brought against him by reason of his being or having been a Director or Officer of the corporation or of any subsidiary of the corporation, whether or not wholly owned, or by reason of any act or omission to act as such Director or Officer, provided that he shall not have been derelict in the performance of this duty to the matter or matters in respect of which such claim is asserted or proceedings brought. The foregoing right of indemnification shall not be exclusive of any other rights to which any Director or Officer may be entitled as a matter of law.

     SEVENTEENTH:   No contract or other transaction between the corporation and by any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the Directors or Officers of this corporation is, or are interested in, or is a member, Shareholder, Director or Officer or member, Shareholder, Director or Officer of such other firm or corporation and any Director or Officer or Officers, individually or jointly, may be a party or parties to, or may be interested in any contract or transaction of this corporation in which this corporation is interested, and no contract, act or transaction of this corporation with any other person, or persons, firm, association, or corporation shall be affected or invalidated by reason of the fact that any Director or Directors or Officers or Officers of this corporation is a party or are parties to, or are interested in, such contract, act or association or corporation, any each and every person who may become a Director or Officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this


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corporation for the benefit of himself or any firm, association, or corporation in which he may in anywise be interested.

     IN WITNESS WHEREOF, the undersigned has made and subscribed of these Articles of Incorporation at Orlando, Orange County, Florida, on the 7th day of October, A.D., 1977.


ACCEPTANCE OF REGISTERED AGENT:


/s/ JAMES M. KNOX, JR.                            /s/ JAMES M. KNOX. JR.  (SEAL)
-------------------------------                   ----------------------
JAMES M. KNOX, JR.                                JAMES M. KNOX. JR.


                                                  /S/ M. NADINE KNOX      (SEAL)
                                                  ----------------------
STATE OF FLORIDA)                                 M. NADINE KNOX
                 SS
COUNTY OF ORANGE)

     BEFORE ME, the undersigned authority, personally appeared, JAMES M. KNOX, JR. and M. NADINE KNOX, who to me well known to be the persons described in and who subscribed to the above Articles of Incorporation, and did freely and voluntarily acknowledge before me according to law that they made and subscribed the same for the uses and purposes herein mentioned and set forth.

     IN WITNESS WHEREOF, I, have hereunto set my hand and official seal, at Orlando, Orange County, Florida, this 7th day of October, A.D., 1977.


                    /s/ Peggy J. Brice
                    --------------------------------------------------------
                    Notary Public State of Florida at Large


                    My Commission Expires:   Notary Public, State of Florida
                                             at Large
                                             My Commission Expires
                                             July 18, 1981

(SEAL)


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